Exhibit 99.1

Final

Penson Announces Closing of Transfer to Apex Clearing

DALLAS, June 5, 2012 – Penson Worldwide, Inc. (NASDAQ: PNSN) announced the closing today of the transfer of the correspondent and customer accounts of Penson’s U.S. broker-dealer subsidiary, Penson Financial Services, Inc. (PFSI) to Apex Clearing Corporation in exchange for an approximately 94% ownership interest in the parent company of Apex Clearing. Apex Clearing will begin operations on June 6th and will provide clearing, execution and settlement services to approximately 230 U.S. based securities correspondents and one million customer accounts.

Penson also announced that Michael D. Chochon has joined Apex Clearing’s initial management team as Chief Financial Officer. Mr. Chochon resigned as EVP and CFO of Penson Worldwide and PFSI effective as of the closing, and he has been replaced by Bart McCain, previously Chief Administrative Officer of PFSI, who will serve as interim CFO of both Penson Worldwide and PFSI.

Additional details of the closing will be provided in Penson filings with the Securities and Exchange Commission.

Penson will also host a conference call Thursday, June 7, 2012 at 10:00 AM Eastern Time (9:00 AM Central Time) to discuss the recent transactions with PEAK6 Investments, LP and Knight Capital Group, Inc. The call will be accessible live via a webcast on the Investor Relations section of www.penson.com. A webcast reply will be available shortly thereafter. Access the webcast link in advance to download any necessary software.

About Penson Worldwide, Inc.: www.penson.com

Penson Worldwide, Inc. is a provider of clearing and clearing related operational and technology services, principally through its operating subsidiaries Nexa Technologies, Inc., Penson Financial Services Canada Inc., and other companies, and its investment in Apex Clearing Holdings LLC.

Penson Forward-Looking Statements: Statements contained in this news release that are not based on current or historical fact are forward-looking in nature. Such forward-looking statements are based on current plans, estimates and expectations. Forward-looking statements are based on known and unknown risks, assumptions, uncertainties and other factors. Actual results, performance, or achievements may differ materially from any future results, performance, or achievements expressed or implied by such forward-looking statements. Penson undertakes no obligation to publicly update or revise any forward-looking statement.

Contacts

Penson: Gary Fishman (gary.fishman@anreder.com), Steven Anreder (steven.anreder@anreder.com), or Michael Shallo (michael.shallo@anreder.com), of Anreder & Company, at +1-212-532-3232